As filed with the Securities and Exchange Commission on March 4, 2015

Registration No. 333-187479

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Laredo Petroleum, Inc.

(and the subsidiaries identified below in the Table of Subsidiary Guarantor Registrants)

(Exact name of registrant as specified in its charter)

Delaware	45-3007926
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

15 W. Sixth Street, Suite 900

Tulsa, Oklahoma 74119

(918) 513-4570

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth E. Dornblaser

Senior Vice President & General Counsel

15 W. Sixth Street, Suite 900

Tulsa, Oklahoma 74119

Telephone: (918) 513-4570

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Christine B. LaFollette

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Telephone: (713) 220-5800

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share
Senior Debt Securities
Subordinated Debt Securities
Preferred Stock, par value $0.01 per share
Depository Shares(4)
Warrants
Guaranties of Debt Securities(5)
TOTAL

(1)	Any securities registered hereunder may be sold separately, together or in units with other securities registered hereunder.
(2)

There is to be registered hereunder such indeterminate number or amount of securities of each identified class as may from time to time be issued by the registrants at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

(3)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrants hereby defer payment of the registration fee required in connection with the Registration Statement.
(4)

The depository shares being registered will be evidenced by depository receipts issued under a depository agreement. If Laredo Petroleum, Inc. elects to offer fractional interests in shares of preferred stock to the public, depository receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depository under the depository agreement.

(5)

Subsidiaries of Laredo Petroleum, Inc. named as co-registrants may fully and unconditionally guarantee, on an unsecured basis, the debt securities of Laredo Petroleum, Inc. No additional consideration will be received for the guarantees and in accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No
Laredo Midstream Services, LLC	Delaware	42-2608078
Garden City Minerals, LLC	Delaware	30-0846230

*      The address for each registrant’s principal executive office is 15 W. Sixth Street, Suite 900 Tulsa, Oklahoma 74119 and the telephone number for each registrant’s principal executive office is (918) 513-4570.

EXPLANATORY NOTE

This Post-Effective Amendment to the Registration Statement (File No. 333-187479) is being filed to (i) add Garden City Minerals, LLC, as a co-registrant that is, or may potentially be, a guarantor of some or all of the debt securities with respect to which offers and sales are registered under the Registration Statement, (ii) remove Laredo Petroleum Texas, LLC and Laredo Petroleum—Dallas, Inc. as co-registrants from the Registration Statement because each entity has merged into Laredo Petroleum, Inc., (iii) reflect the name change of Laredo Gas Services, LLC to Laredo Midstream Services, LLC, (iv) reflect the merger of Laredo Petroleum, Inc. with and into Laredo Petroleum Holdings, Inc. and the name change of Laredo Petroleum Holdings, Inc. to Laredo Petroleum, Inc. and (v) file additional exhibits to the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing. All such events referenced in items (i) through (iv) above have previously been reported in filings made under the Securities Exchange Act of 1934.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                                         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses (all of which are estimated) to be borne by us in connection with a distribution of securities registered under this Registration Statement.

Securities and Exchange Commission registration fee	$ *
Accounting fees and expenses	**
Legal fees and expenses	**
Printing and engraving expenses	**
Transfer agent and registrar fees	**
Trustee fees and expenses	**
Listing fees	**
Miscellaneous	**
Total	$ **

*                 The registrants are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).

**          These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.                                         INDEMNIFICATION OF DIRECTORS AND OFFICERS

Laredo Petroleum, Inc.

Laredo Petroleum, Inc. (the “Company”) is incorporated in Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Company’s certificate of incorporation provides that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of the Company. As permitted by the DGCL, the Company’s certificate of incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect when such liability is determined.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We have entered into written indemnification agreements with our directors and officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the disinterested directors, a committee designated by such disinterested directors or independent legal counsel selected by our board of directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

Laredo Midstream Services, LLC

Laredo Midstream Services, LLC is organized in Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The company agreement of Laredo Midstream Services, LLC provides for the indemnification of its managers to the fullest extent permitted by law, including, but not limited to, indemnification of a manager for judgments, settlements, penalties, fines or expenses (including attorney’s fees) incurred in any proceeding because such manager is or was a manager of Laredo Midstream Services, LLC.

Garden City Minerals, LLC

Garden City Minerals, LLC is organized in Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The company agreement of Garden City Minerals, LLC provides for the indemnification of its managers and officers to the fullest extent permitted by law, including, but not limited to, indemnification of a manager or officer for judgments, settlements, penalties, fines or expenses (including attorney’s fees) incurred in any proceeding because such manager or officer is or was a manager or officer of Garden City Minerals, LLC.

ITEM 16.                                         EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1

Amended and Restated Certificate of Incorporation of Laredo Petroleum Holdings, Inc. (incorporated by reference to Exhibit 3.1 of Laredo’s Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).

4.2	Certificate of Ownership and Merger, dated as of December 30, 2013 (incorporated by reference to Exhibit 3.1 of Laredo’s Current Report on Form 8-K (File No. 001-35380) filed on January 6, 2014).

4.3	Amended and Restated Bylaws of Laredo Petroleum Holdings, Inc. (incorporated by reference to Exhibit 3.2 of Laredo’s Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Laredo’s Registration Statement on Form 8-A12B/A (File No. 001-35380) filed on January 7, 2014).

4.5**	Form of Base Indenture with respect to Senior Debt Securities (and any related guarantees).

4.6**	Form of Base Indenture with respect to Subordinated Debt Securities (and any related guarantees).

4.7*	Form of Warrant Agreement.

4.8*	Form of Warrant Certificate.

4.9*	Form of Depository Agreement.

4.10

Form of Registration Rights Agreement dated December 20, 2011 among Laredo Petroleum Holdings, Inc. and the signatories thereto (filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-35380) on December 22, 2011, and incorporated herein by reference).

5.1***	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered.

5.2**	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered by this Post-Effective Amendment No. 1.

12.1**	Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of Grant Thornton LLP.

23.2**	Consent of Ryder Scott Company L.P.

23.3***	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

23.4**	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.2).

24.1***	Powers of Attorney (included on the signature page of the Registration Statement).

25.1**	Form T-1 Statement of Eligibility and Qualification with respect to the Senior Debt Indenture.

25.2**	Form T-1 Statement of Eligibility and Qualification with respect to the Subordinated Debt Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant in connection with the issuance of securities.
**	Filed herewith.
***	Previously filed as an exhibit to this Registration Statement.

ITEM 17.                                         UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in the reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, in the State of Oklahoma, on March 4, 2015.

LAREDO PETROLEUM, INC.

By:

/s/ Randy A. Foutch
Randy A. Foutch
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signatures	Title	Date

/s/ Randy A. Foutch	Chairman and Chief Executive Officer	March 4, 2015
Randy A. Foutch	(principal executive officer)

	Executive Vice President and Chief	March 4, 2015
/s/ Richard C. Buterbaugh	Financial Officer (principal financial
Richard C. Buterbaugh	officer)

	Vice President, Controller	March 4, 2015
/s/ Michael T. Beyer	and Chief Accounting Officer
Michael T. Beyer	(principal accounting officer)

/s/ Jay P. Still	Director, President and Chief	March 4, 2015
Jay P. Still	Operating Officer

*	Director	March 4, 2015
Peter R. Kagan

*	Director	March 4, 2015
James R. Levy

*	Director	March 4, 2015
B.Z. (Bill) Parker

*	Director	March 4, 2015
Pamela S. Pierce

*	Director	March 4, 2015
Ambassador Francis Rooney

*	Director	March 4, 2015
Dr. Myles W. Scoggins

*	Director	March 4, 2015
Edmund P. Segner, III

*	Director	March 4, 2015
Donald D. Wolf

*By:

/s/ Kenneth E. Dornblaser
Kenneth E. Dornblaser, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, in the State of Oklahoma, on March 4, 2015.

LAREDO MIDSTREAM SERVICES, LLC

By:

/s/ Randy A. Foutch
Randy A. Foutch
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signatures	Title	Date

/s/ Randy A. Foutch	Manager and Chief Executive Officer	March 4, 2015
Randy A. Foutch	(principal executive officer)

	Manager, Executive Vice President and Chief	March 4, 2015
/s/ Richard C. Buterbaugh	Financial Officer (principal financial
Richard C. Buterbaugh	officer)

	Vice President, Controller	March 4, 2015
/s/ Michael T. Beyer	and Chief Accounting Officer
Michael T. Beyer	(principal accounting officer)

/s/ Jay P. Still	Manager, President and Chief	March 4, 2015
Jay P. Still	Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, in the State of Oklahoma, on March 4, 2015.

GARDEN CITY MINERALS, LLC

By:

/s/ Randy A. Foutch
Randy A. Foutch
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signatures	Title	Date

/s/ Randy A. Foutch	Manager and Chief Executive Officer	March 4, 2015
Randy A. Foutch	(principal executive officer)

	Manager, Executive Vice President and Chief	March 4, 2015
/s/ Richard C. Buterbaugh	Financial Officer (principal financial
Richard C. Buterbaugh	and accounting officer)

/s/ Jay P. Still	Manager, President and Chief	March 4, 2015
Jay P. Still	Operating Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1

Amended and Restated Certificate of Incorporation of Laredo Petroleum Holdings, Inc. (incorporated by reference to Exhibit 3.1 of Laredo’s Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).

4.2	Certificate of Ownership and Merger, dated as of December 30, 2013 (incorporated by reference to Exhibit 3.1 of Laredo’s Current Report on Form 8-K (File No. 001-35380) filed on January 6, 2014).

4.3	Amended and Restated Bylaws of Laredo Petroleum Holdings, Inc. (incorporated by reference to Exhibit 3.2 of Laredo’s Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Laredo’s Registration Statement on Form 8-A12B/A (File No. 001-35380) filed on January 7, 2014).

4.5**	Form of Base Indenture with respect to Senior Debt Securities (and any related guarantees).

4.6**	Form of Base Indenture with respect to Subordinated Debt Securities (and any related guarantees).

4.7*	Form of Warrant Agreement.

4.8*	Form of Warrant Certificate.

4.9*	Form of Depository Agreement.

4.10

Form of Registration Rights Agreement dated December 20, 2011 among Laredo Petroleum Holdings, Inc. and the signatories thereto (filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-35380) on December 22, 2011, and incorporated herein by reference).

5.1***	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered.

5.2**	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered by this Post-Effective Amendment No. 1.

12.1**	Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of Grant Thornton LLP.

23.2**	Consent of Ryder Scott Company L.P.

23.3***	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

23.4**	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.2).

24.1***	Powers of Attorney (included on the signature page of the Registration Statement).

25.1**	Form T-1 Statement of Eligibility and Qualification with respect to the Senior Debt Indenture.

25.2**	Form T-1 Statement of Eligibility and Qualification with respect to the Subordinated Debt Indenture.

*                 To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant in connection with the issuance of securities.

**          Filed herewith.

***   Previously filed as an exhibit to this Registration Statement.